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                                                                 EXHIBIT 4.01(G)


                                AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      THE EQUITABLE COMPANIES INCORPORATED

                            Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware

    THE EQUITABLE COMPANIES INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

    1. The text of Clause (e) of ARTICLE FIFTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

       "(e) The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law, and to amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Restated Certificate of Incorporation otherwise expressly provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may adopt any By-Law, or amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of the holders of shares having at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled (at all times and without regard to the occurrence of a contingency) to vote generally on the election of Directors and other matters submitted for stockholder approval, voting together as a single class."

    2. This Amendment to the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


    IN WITNESS WHEREOF, THE EQUITABLE COMPANIES INCORPORATED has caused this certificate to be signed by Joseph J. Melone, its President and Chief Executive Officer, and attested by Pauline Sherman, its Vice President and Secretary, this 15th day of May 1997.


                                THE EQUITABLE COMPANIES INCORPORATED

                                By              /s/ JOSEPH J. MELONE
                                     ------------------------------------------
                                       President and Chief Executive Officer

ATTEST:

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By                   /s/ PAULINE SHERMAN
           ---------------------------------------
                 Vice President and Secretary
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